Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-231095 on Form S-1 and Registration Statement No. 333-232188 on Form S-8 of our report dated April 2, 2020, relating to the consolidated financial statements of Chewy, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Chewy, Inc. and subsidiaries for the year ended February 2, 2020.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
April 2, 2020